Exhibit 99.7

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below ( “Grantor”) does hereby make, constitute and appoint Mr. C. Patrick Machado (the “Grantee”) as the true and lawful attorney-in-fact of the Grantor, with full powers of substitution (and re-substitution) and revocation, for and in the name, place and stead of each such Grantor, as a holder of securities of the Company (as defied below), as applicable, to execute and deliver such forms or documents as may be required to be filed from time to time with the Securities and Exchange Commission (the “Commission”) either (i) pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended; or (ii) related to the Electronic Data Gathering And Retrieval filing system of the Commission, in each case with respect to Orion Acquisition Corp. II, a Delaware corporation (and together with Medivation, Inc., a Delaware corporation, Medivation Acquisition Corp., a Delaware corporation, and any other successor entity to Orion Acquisition Corp. II in connection with the Agreement and Plan of Merger by and between the Medivation, Inc, Orion Acquisition Corp. II and Medivation Acquisition Corp., the “Company”).

/s/ JOSEPH J. GRANO, JR.	December 30, 2004
Joseph J. Grano, Jr.

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On December 30, 2004 before me, Kathleen T. Casey, Notary Public, personally appeared Joseph J. Grano, Jr., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

/s/ KATHLEEN T. CASEY
SIGNATURE OF NOTARY PUBLIC

KATHLEEN T. CASEY
Notary Public, State of New York
No. 4840674
Qualified in Westchester County
Certificate Filed in New York County
Commission Expires January 27, 2006